UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2019

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On March 18, 2019, Ecolab Inc., a Delaware corporation (“Ecolab”), announced that Thomas W. Handley will retire from his position as Ecolab’s president and chief operating officer effective April 1, 2019 and will retire from the company later this year. Mr. Handley joined Ecolab in 2003 and has been president and chief operating officer since 2012.

(c)          On March 18, 2019, Ecolab also announced that Christophe Beck has been appointed to the position of president and chief operating officer effective April 1, 2019, succeeding Mr. Handley.  Mr. Beck, age 51, has been with Ecolab since 2007 and he currently is serving as executive vice president and president of Ecolab’s Global Industrial Group, a position he has held since May 2018. Previously, Mr. Beck was the executive vice president and president of the Global Nalco Water business from May 2015 to May 2018 and executive vice president and president – International Regions from October 2012 to May 2015. Prior to his International Regions role, Mr. Beck was executive vice president and president of Global Integration, overseeing the integration of the Nalco acquisition. His earlier roles at Ecolab included executive vice president, Institutional Sector; senior vice president and general manager, Institutional Foodservice – North America; and senior vice president, Corporate Marketing and Strategy. Prior to joining Ecolab in 2007, Mr. Beck was a senior executive at Nestlé for 16 years. Mr. Beck holds a degree in Engineering from the Swiss Federal Institute of Technology.

          Mr. Beck’s annual base salary will be increased from $605,000 to $700,000 and his target award opportunity (expressed as a percentage of base salary) under Ecolab’s annual cash incentive program will be increased from 80% to 100% in connection with his appointment. He will also continue to participate in Ecolab’s other regular compensation arrangements for executive officers.  Information regarding such arrangements is included in the definitive proxy statement relating to Ecolab’s 2019 annual meeting of stockholders filed with the SEC on March 15, 2019, and is incorporated herein by reference.

          There is no transaction between Mr. Beck (and his immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

          A copy of the News Release issued by Ecolab in connection with this report under Item 5.02 is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description	Method Of Filing

(99.1)	Ecolab Inc. News Release dated March 18, 2019.	Filed herewith electronically.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: March 18, 2019	By:	/s/ Timothy A. Beastrom
Timothy A. Beastrom
Assistant Secretary